Exhibit 5.2

SCOFIELD, GERARD, POHORELSKY, GALLAUGHER & LANDRY, LLC

ATTORNEYS AT LAW

A LIMITED LIABILITY COMPANY

POST OFFICE DRAWER 3028

LAKE CHARLES, LOUISIANA 70602

SCOTT J. SCOFIELD JOHN R. POHORELSKY PATRICK D. GALLAUGHER, JR. ROBERT E. LANDRY PHILLIP W. DeVILBISS KEVIN P. FONTENOT PETER J. POHORELSKY ANDREA ALBRIGHT CRAWFORD WILLIAM B. SWIFT, LLC Of Counsel	JOHN B. SCOFIELD Emeritus RICHARD E. GERARD, JR. Emeritus 901 LAKESHORE DRIVE, SUITE 900 LAKE CHARLES, LA 70601 TELEPHONE: (337) 433-9436 FACSIMILE: (337) 436-0306 www.sgpgl.com

March 13, 2017

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Westlake Chemical Corporation, a Delaware corporation (the “Company”), and its wholly owned subsidiaries under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of the offering and issuance of (i) up to $624,793,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2021 (the “2021 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 4.625% Senior Notes due 2021 (the “Outstanding 2021 Notes”), (ii) up to $433,793,000 aggregate principal amount of the Company’s 4.875% Senior Notes due 2023 (the “2023 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 4.875% Senior Notes due 2023 (the “Outstanding 2023 Notes”), (iii) up to $750,000,000 aggregate principal amount of the Company’s 3.600% Senior Notes due 2026 (the “2026 Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 3.600% Senior Notes due 2026 (the “Outstanding 2026 Notes”), (iv) up to $700,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2046 (the “2046 Exchange Notes” and, together with the 2021 Exchange Notes, the 2023 Exchange Notes and the 2026 Exchange Notes, the “Exchange Notes”) to be offered by the Company in exchange for a like principal amount of the Company’s outstanding unregistered 5.000% Senior Notes due 2046 (the “Outstanding 2046 Notes” and, together with the Outstanding 2021 Notes, the Outstanding 2023 Notes and the Outstanding 2026 Notes, the “Outstanding Notes” and, the exchange by the Company of the Exchange Notes for the Outstanding Notes, the “Exchange Offer”), and (v) the guarantees (collectively, the

“Guarantee”) of the Subsidiary Guarantors of the Company’s obligations under the Exchange Notes. The 2021 Exchange Notes and the 2023 Exchange Notes and the related Guarantee are to be issued under an Indenture, dated as of January 1, 2006 (the “Base Indenture”), between The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture thereto, dated as of September 7, 2016 (the “Ninth Supplemental Indenture”), and the Supplemental Indenture, dated as of October 25, 2016 (the “October Supplemental Indenture”). The 2026 Exchange Notes and the 2046 Exchange Notes and the related Guarantee are to be issued under the Base Indenture, as supplemented by the Eighth Supplemental Indenture thereto, dated as of August 10, 2016 (the “Eighth Supplemental Indenture” together with the Ninth Supplemental Indenture and the October Supplemental Indenture, the “Supplemental Indentures” and the Supplemental Indentures, together with the Base Indenture, the “Indenture”), and the October Supplemental Indenture.

At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

For purposes of this opinion letter, we have examined originals, or copies certified or otherwise identified, of the (i) the Articles of Incorporation, as amended, and the Bylaws of Eagle Pipeline, Inc., a Louisiana corporation, (ii) the Articles of Organization and the Operating Agreement of PHH Monomers, LLC, a Louisiana limited liability company, (iii) the Indenture, (iv) originals, or copies certified or otherwise identified, of the corporate and company records of Eagle Pipeline, Inc. and PHH Monomers, LLC, respectively, (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of Eagle Pipeline, Inc. and PHH Monomers, LLC, (vii) statutes and such other instruments and documents as we have deemed necessary or advisable for purposes of the opinions hereinafter expressed, and (viii) the Registration Statement as a basis for the opinions hereinafter expressed. Eagle Pipeline, Inc. and PHH Monomers, LLC are sometimes referred to separately as a “Louisiana Opinion Guarantor” and collectively as “Louisiana Opinion Guarantors”.

In giving the opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon the certificates, statements and other representations of officers and other representatives of the Company and the Louisiana Opinion Guarantors and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby. In giving the opinions below, we have assumed, without independent investigation, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as copies are true and correct copies of the originals of such documents and such original copies are authentic and complete.

In giving the opinions below, we also have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes will have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement, (iv) each of the Trustee and the Subsidiary Guarantors (other than the Louisiana Opinion Guarantors) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, the Exchange Notes and the Guarantee and that the Trustee has complied with all applicable laws and regulations, including all legal requirements pertaining to its status as such status relates to its rights to enforce the Indenture, the Exchange Notes and the Guarantee against the Company and the Subsidiary Guarantors and (v) each of the Trustee and the Subsidiary Guarantors (other than the Louisiana Opinion Guarantors) is validly existing and in good standing in all necessary jurisdictions.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	Each Louisiana Opinion Guarantor is validly existing and in good standing under the laws of the State of Louisiana.

2.	Each Louisiana Opinion Guarantor has the requisite power and authority to execute and deliver, and to perform all of its obligations under, the October 2016 Supplemental Indenture and the Guarantee.

3.	Each Louisiana Opinion Guarantor has taken all necessary action to duly authorize the execution, delivery and performance of the October 2016 Supplemental Indenture and the Guarantee.

4.	Each of the October 2016 Supplemental Indenture and the Guarantee has been duly executed and delivered by each Louisiana Opinion Guarantor.

5.	The execution, delivery and performance of the October 2016 Supplemental Indenture and the Guarantee by each Louisiana Opinion Guarantor did not and will not violate any provision of (i) the organizational documents of such Louisiana Opinion Guarantor, (ii) any Louisiana law applicable to such Louisiana Opinion Guarantor and applicable to transactions similar to the Exchange Offer or, (iii) to our knowledge, violate or conflict with any judgment, order or decree applicable to such Louisiana Opinion Guarantor of any court, regulatory body, administrative agency, governmental body or other authority of the State of Louisiana having jurisdiction over such Louisiana Opinion Guarantor.

The foregoing opinions are subject to the following additional assumptions, exceptions, qualifications and limitations:

(a)    The opinions set forth above are limited in all respects to matters of the applicable laws of the State of Louisiana, and applicable federal law of the United States of America, in each case as in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

(b)     In rendering the opinions set forth in paragraph 1 above, to the extent such opinions relate to the valid existence and good standing of each Louisiana Opinion Guarantor in the State of Louisiana, we have relied solely upon certificates issued as of a recent date by public officials of the State of Louisiana, which statements indicate that, as of a recent date, the right of each Louisiana Opinion Guarantor to transact business in Louisiana is “active”.

This opinion may be relied upon by Baker Botts L.L.P. in connection with the issuance of its opinion letter in connection with the Registration Statement, and any amendments thereto, including any post-effective amendments to be filed by the Company with the Commission under the Act.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                Very truly yours,

                 /s/ Scofield, Gerard, Pohorelsky,

                Gallaugher & Landry, LLC

JRP/AAC